Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information is based upon the historical financial statements of Lantronix, Inc. (“Lantronix”), after giving effect to the acquisition of (i) Intrinsyc Technologies Corporation (“Intrinsyc”), which was closed on January 16, 2020, and (ii) Maestro Wireless Solutions Limited, a Hong Kong private company limited by shares, Fargo Telecom Asia Limited, a Hong Kong private company limited by shares, and Maestro & FALCOM Holdings Limited, a British Virgin Islands company (collectively “Maestro”), which closed on July 5, 2019. The unaudited pro forma condensed combined financial information also gives effect to the transactions undertaken to finance the acquisition of Intrinsyc.

The unaudited pro forma condensed combined balance sheet as of December 31, 2019, combines the historical balance sheets of Lantronix and Intrinsyc, giving effect to the acquisition of Intrinsyc as if it had been completed on December 31, 2019. Since the Maestro acquisition occurred on July 5, 2019, Lantronix’s historical balance sheet includes the effects of that acquisition and no pro forma adjustment was necessary to present the unaudited pro forma condensed combined balance sheet.

The unaudited pro forma condensed combined statement of operations for the year ended June 30, 2019 gives effect to the acquisition of Intrinsyc, the financing transactions, and the acquisition of Maestro, as if they had each occurred on July 1, 2018, by combining Lantronix’s consolidated statement of operations for the twelve months ended June 30, 2019, with Intrinsyc’s unaudited consolidated statements of operations for the twelve months ended September 30, 2019 and Maestro’s unaudited consolidated statements of operations for the twelve months ended June 30, 2019. Intrinsyc and Maestro have December 31, 2018 fiscal year ends, which differ from Lantronix’s fiscal year end. Accordingly, for purposes of the unaudited pro forma condensed combined statement of operations, the historical amounts combine Intrinsyc’s and Maestro’s historical statements of operations for the twelve months ended September 30, 2019 and June 30, 2019, respectively.

The unaudited pro forma condensed combined statement of operations for the six months ended December 31, 2019 gives effect to the acquisition of Intrinsyc and the financing transactions, as if they had each occurred on July 1, 2018, by combining Lantronix’s consolidated statement of operations for the six months ended December 31, 2019, with Intrinsyc’s unaudited consolidated statements of operations for the six months ended September 30, 2019. The Lantronix consolidated statement of operations for the six months ended December 31, 2019 substantially includes the full impact of the Maestro operations as the acquisition of Maestro closed on July 5, 2019.

The following unaudited pro forma condensed combined financial information and related notes present the historical financial information of Lantronix, Intrinsyc and Maestro adjusted to give pro forma effect to events that are (1) directly attributable to the acquisitions, (2) factually supportable, and (3) with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results. These unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and related notes contained in the annual, quarterly and other reports filed by Lantronix with the Securities and Exchange Commission.

The pro forma information presented is for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have been realized if the acquisitions had been completed on the dates indicated, nor is it indicative of future operating results or financial position. The pro forma adjustments represent Lantronix’s management’s best estimate and are based upon currently available information and certain assumptions that Lantronix believes are reasonable under the circumstances. The final valuation may materially change the allocation of the purchase consideration, which could materially affect the fair values assigned to the assets and liabilities and could result in a material change to the unaudited pro forma condensed combined financial information. Refer to footnote 1 to the unaudited pro forma condensed combined financial information for more information on the basis of preparation.

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UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2019

(In thousands)

		Intrinsyc	IFRS to		Intrinsyc
	Lantronix	IFRS	U.S. GAAP		U.S. GAAP	Pro Forma		Pro Forma
	Historical	Historical	Adjustments		Historical	Adjustments		Combined
Assets
Current Assets:
Cash and cash equivalents	$9,347	$4,682	$–		$4,682	$(5,519)	4(m)	$5,238
						(3,272)	4(n)
Restricted cash	6,000	–	–		–	(6,000)	4(m)	–
Short-term investments	–	–	–		–	–		–
Accounts receivable, net	9,379	6,794	–		6,794	–		16,173
Inventories, net	11,024	5,757	–		5,757	91	4(e)	16,872
Contract manufacturers' receivable	373	–	–		–	–		373
Prepaid expenses and other current assets	1,307	158	–		158	–		1,465
Total current assets	37,430	17,391	–		17,391	(14,700)		40,121

Property and equipment, net	1,412	596	(90)	2(g)	506			1,918
Goodwill	12,458	–	–		–	1,226	4(h)	13,684
Purchased intangible assets, net	1,615	–	–		–	12,877	4(f)	14,492
Other assets	2,040	1,708	–		1,708	430	4(d)	4,178
Total assets	$54,955	$19,695	$(90)		$19,605	$(167)		$74,393

Liabilities and stockholders' equity
Current Liabilities:
Accounts payable and other	$7,313	$5,244	$–		$5,244	$–		$12,557
Other current liabilities	5,337	926	–		926	(206)	4(g)	6,057
Long-term debt due within one year	1,472	–	–		–	–		1,472
Total current liabilities	14,122	6,170	–		6,170	(206)		20,086
Long-term debt	4,418	–	–		–	–		4,418
Non-current liabilities	1,137	1,174	–		1,174	–		2,311
Total liabilities	19,677	7,344	–		7,344	(206)		26,815

Stockholders' equity:
Common stock	2	107,672	–		107,672	(107,672)	4(o)	2
Additional paid-in capital	228,107	10,946	7	2(c)	10,953	(10,953)	4(o)	243,679
						15,572	4(p)
Accumulated deficit	(193,202)	(106,359)	2,068		(104,291)	104,291	4(o)	(196,474)
						(3,272)	4(n)
Accumulated other comprehensive income	371	92	(2,165)	2(a)	(2,073)	2,073	4(o)	371
Total stockholders' equity	35,278	12,351	(90)		12,261	39		47,578
Total liabilities and stockholders' equity	$54,955	$19,695	$(90)		$19,605	$(167)		$74,393

See accompanying notes.

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UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED JUNE 30, 2019

(In thousands, except per share data)

			Maestro		Intrinsyc		IFRS to		Intrinsyc	Intrinsyc		Total
	Lantronix	Maestro	Pro Forma		IFRS		U.S. GAAP		U.S. GAAP	Pro Forma		Pro Forma
	Historical	Historical	Adjustments		Historical		Adjustments		Historical	Adjustments		Combined
Net revenue	$46,890	$10,583	$–		$24,884		$–		$24,884	$–		$82,357
Cost of revenue	20,617	6,024	–		16,397		170	2(b)	16,832	105	4(d)	43,578
							91	2(c)
							174	2(d)
Gross profit	26,273	4,559	–		8,487		(435)		8,052	(105)		38,779
Operating expenses:
Selling, general and administrative	15,851	4,275	–		5,606		75	2(b)	6,041	(218)	4(i)	26,001
							275	2(c)		52	4(d)
							85	2(d)
Research and development	9,079	1,067	–		1,457		3	2(b)	1,475	22	4(d)	11,643
							9	2(c)
							6	2(d)
Other operating expenses	–	–	–		769		(208)	2(b)	–	–		–
							(304)	2(c)
							(257)	2(d)
Restructuring, severance and related charges	1,146	93	–		–		–		–	–		1,239
Acquisition-related costs	410	–	(410)	4(i)	–		–		–	–		–
Amortization of purchased intangibles assets	–	34	599	4(r)	–		–		–	3,236	4(f)	3,835
			(34)	4(j)
Impairment of long-lived asset	275	–	–		–		–		–	–		275
Total operating expenses	26,761	5,469	155		7,832		(316)		7,516	3,092		42,993
Income (loss) from operations	(488)	(910)	(155)		655		(119)		536	(3,197)		(4,214)
Interest and other income (expense), net	221	23	(102)	4(s)	(1,043)	2(f)	41	2(b)	(1,120)	(445)	4(k)	(1,423)
							(118)	2(e)
Foreign exchange gain (loss)	–	–	–		(118)		118	2(e)	–	–		–
Loss before income taxes	(267)	(887)	(257)		(506)		(78)		(584)	(3,642)		(5,637)
Provision for income taxes	141	10	–	4(l)	59		–		59	–	4(l)	210
Net loss and comprehensive loss	$(408)	$(897)	$(257)		$(565)		$(78)		$(643)	$(3,642)		$(5,847)

Net loss per share - basic and diluted	$(0.02)											$(0.23)

Weighted-average common shares - basic and diluted	21,580									4,278	4(q)	25,858

See accompanying notes.

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UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED DECEMBER 31, 2019

(In thousands, except per share data)

		Intrinsyc	IFRS to		Intrinsyc
	Lantronix	IFRS	U.S. GAAP		U.S. GAAP	Pro Forma		Pro Forma
	Historical	Historical	Adjustments		Historical	Adjustments		Combined
Net revenue	$25,969	$11,652	$–		$11,652	$–		$37,621
Cost of revenue	12,997	7,616	97	2(b)	7,847	53	4(d)	20,897
			46	2(c)
			88	2(d)
Gross profit	12,972	4,036	(231)		3,805	(53)		16,724
Operating expenses:
Selling, general and administrative	9,344	2,783	43	2(b)	3,015	(195)	4(i)	12,190
			143	2(c)		26	4(d)
			46	2(d)
Research and development	4,957	610	2	2(b)	620	11	4(d)	5,588
			5	2(c)
			3	2(d)
Other operating expenses	–	399	(120)	2(b)	–	–		–
			(145)	2(c)
			(134)	2(d)
Restructuring, severance and related charges	1,103	–	–		–	–		1,103
Acquisition-related costs	996	–	–		–	(996)	4(i)	–
Amortization of purchased intangibles assets	295	–	–		–	1,129	4(f)	1,424
Total operating expenses	16,695	3,792	(157)		3,635	(25)		20,305
Income (loss) from operations	(3,723)	244	(74)		170	(28)		(3,581)
Interest and other income (expense), net	(13)	159	22	2(b)	210	(234)	4(k)	(37)
			29	2(e)
Foreign exchange gain (loss)	–	29	(29)	2(e)	–	–		–
Income (loss) before income taxes	(3,736)	432	(52)		380	(262)		(3,618)
Provision for income taxes	85	34	–		34	–	4(l)	119
Net income (loss) and comprehensive income (loss)	$(3,821)	$398	$(52)		$346	$(262)		$(3,737)

Net (loss) per share - basic and diluted	$(0.17)							$(0.14)

Weighted-average common shares - basic and diluted	23,029					4,278	4(q)	27,307

See accompanying notes.

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NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Basis of Presentation

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 805, Business Combinations, with Lantronix being the accounting acquirer, and uses the fair value concepts defined in ASC Topic 820, Fair Value Measurement, and was based on the historical consolidated financial statements of Lantronix, Intrinsyc and Maestro.

Under ASC Topic 805, all the assets acquired and liabilities assumed in a business combination are recognized at their assumed acquisition-date fair value, while acquisition-related costs and restructuring costs associated with the business combination are expensed as incurred. The excess of the acquisition consideration over the fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill.

The allocation of the purchase consideration depends upon certain estimates and assumptions, all of which are preliminary. The allocation of the purchase consideration has been made for the purpose of developing the unaudited pro forma condensed combined financial information. Fair value of Intrinsyc’s and Maestro’s identifiable intangible assets and the estimated amortization periods are based primarily on preliminary information and assumptions likely will change, as Lantronix completes a valuation of Intrinsyc’s and Maestro’s identifiable assets.

A final determination of fair values of assets acquired and liabilities assumed could differ materially from the preliminary allocation of purchase consideration. This final valuation will be based on the actual net tangible and intangible assets of the business acquired existing as of the assumed closing date. The final valuation may materially change the allocation of purchase consideration, which could materially affect the fair values assigned to the assets and liabilities and could result in a material change to the unaudited pro forma condensed combined financial information.

The pro forma adjustments represent Lantronix management’s best estimate and are based upon currently available information and certain assumptions that Lantronix believes are reasonable under the circumstances. Lantronix is not aware of any material transactions between Lantronix and Intrinsyc during the periods presented; hence adjustments have not been reflected in the unaudited pro forma condensed combined financial information for any such transaction.

After consummation of the combination with Intrinsyc, Lantronix is performing a comprehensive review of Intrinsyc’s accounting policies. As a result of the review, Lantronix may identify differences between the accounting policies of the two companies which, when conformed, could have a material impact on the combined financial statements. Based on its initial analysis, Lantronix is not aware of any differences that would have a material impact on the combined financial statements.

2.	GAAP Adjustments to Intrinsyc’s Financial Statements

The financial information of Intrinsyc has been prepared and presented in accordance with International Financial Reporting Standards (as promulgated by the International Accounting Standards Board) ("IFRS"). Certain differences exist between IFRS and accounting principles generally accepted in the United States (“U.S. GAAP”), which might be material to the financial information incorporated by reference into this proxy statement.

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The principal differences between U.S. GAAP and IFRS which might be material in the preparation of Intrinsyc's consolidated financial statements are described below. The following summary does not include all differences that exist between IFRS and U.S. GAAP and is not intended to provide a comprehensive listing of all such differences specifically related to Lantronix, Intrinsyc or the industry in which Lantronix and Intrinsyc operate.

The differences described below reflect only those differences in accounting policies in force at the time of the preparation of the historical financial information of Intrinsyc. There has been no attempt to identify future differences between IFRS and U.S. GAAP as the result of prescribed changes in accounting standards, transactions or events that may occur in the future.

IFRS differs in certain material respects from U.S. GAAP. The following material adjustments have been made to reflect Intrinsyc's historical consolidated statements of earnings and consolidated balance sheet on a U.S. GAAP basis for purposes of unaudited pro forma financial information. In addition, the material adjustments have been made to align Intrinsyc’s historical significant accounting policies under IFRS to Lantronix's significant accounting policies under U.S. GAAP. The financial information illustrates the impact of estimated adjustments made to Intrinsyc’s financial statements prepared in accordance with IFRS, in order to present them on a basis consistent with Lantronix’s accounting presentation and policies under U.S. GAAP. These adjustments reflect Lantronix’s best estimates based upon the information currently available to Lantronix’s and could be subject to change once more detailed information is obtained.

The IFRS to U.S. GAAP adjustments are summarized as follows:

(a)	IFRS 1 — First-time Adoption of International Financial Reporting Standards ("IFRS 1")

Intrinsyc adopted IFRS in accordance with IFRS 1 with a transition date of January 1, 2010 and its consolidated financial statements were prepared in accordance with IFRS standards and interpretations effective as of December 31, 2011. In accordance with IFRS 1, Intrinsyc recognized $2.1 million in cumulative translation difference from translation in opening retained earnings at January 1, 2010 which is being reversed in transition to U.S. GAAP.

(b)	IFRS 16 – Lease

The overall accounting for leases under U.S. GAAP (ASC 842) and IFRS (IFRS 16) is similar. Both require lessees to recognize right-of-use assets and lease liabilities on their balance sheets, unless certain recognition exemptions are elected. For operating leases (under ASC 842), the lessee must present both components together (amortization of right of use asset and interest expense) as a lease expense within income from continuing operations, consistent with the presentation of other operating expenses. Lease expense should be classified within cost of sales; selling, general, and administrative expense; or another expense line item depending on the nature of the lease. Intrinsyc has adjusted the amortization and interest expense pertaining to the right of use asset under IFRS to cost of revenue and the functional operating expense line item.

(c)       Share-Based Compensation Expense

The U.S. GAAP guidance for share-based payments, ASC 718, Compensation — Stock Compensation, and ASC 505-50, Equity — Equity-Based Payments to Non-Employees (before the adoption of accounting standards update (“ASU”) 2018-07, Improvements to Non-employee Share-Based Payment Accounting, discussed further below), is largely converged with the guidance in IFRS 2, Share-Based Payment (including the amendments that were effective 1 January 2018). Both require a fair value-based approach for accounting for share-based payment arrangements whereby an entity (1) acquires goods or services in exchange for issuing share options or other equity instruments (collectively referred to as “shares” in this guide), or (2) incurs liabilities that are based, at least in part, on the price of its shares or that may require settlement in its shares.

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One difference between U.S. GAAP and IFRS is the calculation of share-based compensation. Under U.S. GAAP, compensation costs can be recognized on a straight-line basis for a graded vesting share-based payment award that vests based solely on the provision of service. Unlike U.S. GAAP, IFRS does not provide the option to measure and expense a graded vesting award (i.e., an option award that vests in tranches over a number of years) as a single award. As well, under U.S. GAAP, share based compensation is presented on the statement of operations with the relevant operating line items unlike IFRS, which presents the expense grouped with other expenses under Other Operating Expenses.

As such, Intrinsyc has quantified the amount of share-based compensation under U.S. GAAP and adjusted the IFRS balance accordingly as well as reclassify the adjusted share-based compensation under U.S. GAAP by presenting share-based compensation in the functional expense line item from the prior presentation as Other Operating Expenses.

(d)       Represents the reclassification of depreciation expense from Other Operating Expenses to the functional expense line item in order to conform with Lantronix’s Statement of Operations presentation, as well as an adjustment resulting from the application of straight-line depreciation used by Lantronix compared to a declining balance method used by Intrinsyc.

(e)       Represents the reclassification of Foreign Exchange Gain (Loss) to Interest and Other Income (Expense), Net, in order to conform with Lantronix’s Statement of Operations presentation.

(f)       Interest and Other Income (Expense), Net, includes an impairment loss of $1.1 million related to the revaluation of an equity investment by Intrinsyc in December 2018.

(g)       Represents the application of straight-line depreciation used by Lantronix compared to a declining balance method used by Intrinsyc.

3.	Financing Transactions

On January 16, 2020, Lantronix entered into an agreement to acquire all of the outstanding common shares of Intrinsyc. Intrinsyc shareholders will receive consideration per share consisting of (i) $0.55 in cash, and (ii) 0.2135 shares of Lantronix common stock. The estimated total consideration paid was approximately $27.1 million, based on the Lantronix common stock price on the close date. Lantronix financed approximately $6 million of the total $11.5 million of cash consideration required for the acquisition.

On November 12, 2019, Lantronix entered into a Second Amended and Restated Loan and Security Agreement (“Amended Agreement”) with Silicon Valley Bank (“SVB”), which amended, restated and superseded the Loan Agreement in its entirety. Pursuant to the Amended Agreement, SVB has agreed to make available to Lantronix a senior secured term loan of up to $6 million (“Term Loan Facility”). The proceeds of the Term Loan Facility were drawn in full at closing and were used to fund the acquisition of Intrinsyc. The Term Loan Facility is repayable over a 48 month period commencing January 1, 2020. The interest rate on the Term Loan Facility floats at a rate per annum equal to the greater of 1.00 percent above the prime rate and 6.00 percent. Each increase of 0.125 in the prime rate will result in incremental annual interest expense of approximately $6,000.

4.	Pro Forma Adjustments Related to the Acquisition

The total estimated consideration as shown in the table below is allocated to Intrinsyc tangible and intangible assets and liabilities based on their preliminary estimated fair values as of the acquisition date (amounts in thousands, except per share data):

Consideration:
Intrinsyc shares purchased on January 16, 2020	20,040	(a)
Exchange ratio	0.2135
Total Lantronix shares issued to Intrinsyc shareholders	4,278
Lantronix share price on January 16, 2020	$3.64
Total value of Lantronix shares issued to Intrinsyc shareholders	$15,572	(b)
Cash consideration paid at $0.55 per Intrinsyc share	11,022
Total consideration paid to Intrinsyc shareholders	$26,594
Cash settlement of vested employee equity awards	497	(c)
Total purchase consideration	$27,091

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Preliminary allocation of consideration:
Book value of Intrinsyc net assets as of the pro forma acquisition date	$12,261
Adjustments to historical net book value:
Below market lease	430	(d)
Inventories	91	(e)
Identifiable intangible assets	12,877	(f)
Deferred revenue	206	(g)
Adjusted book value of Intrinsyc net assets as of the pro forma acquisition date	$25,865

Adjustment to goodwill	$1,226	(h)

(a)	Represents Intrynsic common shares outstanding as of January 16, 2020.

(b)	The stock portion of the purchase consideration was estimated using a price of $3.64 for each share of Lantronix common stock based on Lantronix’s share price on January 16, 2020.

(c)	Represents cash consideration for the holders of Intrinsyc vested stock options and vested restricted stock units.

(d)	Represents fair value adjustment for below market value lease of $430,000 as well as an allocation of the related additional amortization of $90,000 for the six months ended December 31, 2019 allocated to the respective functions; costs of goods sold of $53,000, selling, general and administrative of $26,000, and research and development of $11,000 and $179,000 for the year ended June 30, 2019 allocated to the respective functions; costs of goods sold of $105,000, selling, general and administrative of $52,000, and research and development of $22,000.

(e)	Amount represents the adjustment to state inventories acquired as of the pro forma acquisition date at estimated fair value, less cost to sell. After the acquisition, the step-up in inventory fair value will increase cost of sales as the inventory is sold. This increase is not reflected in the pro forma condensed combined statements of operations because it does not have a continuing impact.

(f)	The preliminary fair value and allocation of identifiable intangible assets and below market leases and their estimated useful lives are as follows (dollar amounts in thousands):

			Amortization Expense Based on the Preliminary Allocation of Identifiable Intangible Assets
	Preliminary Estimated Asset Fair Value	Weighted Average Useful Life (Years)	Six Months Ended December 31, 2019	Year Ended June 30, 2019	Annual Effect of a 10% Increase to the Preliminary Allocation	Annual Effect of a 10% Decrease to the Weighted Average Useful Life
Developed technology	$2,367	5.0	$237	$473	$47	$53
Customer relationship	9,140	6.0	762	1,523	152	170
Order backlog	750	1.2	130	620	62	69
Non-compete agreements	380	1.0	–	380	38	–
Trademarks and trade names	240	1.0	–	240	24	–
	$12,877		$1,129	$3,236	$323	$361

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Amortization related to the fair value of the finite-lived identifiable intangible assets has been reflected as pro forma adjustments to the unaudited pro forma condensed combined statements of operations. Lantronix made preliminary assumptions with respect to the fair value of Intrinsyc’s finite-lived identifiable intangible assets and the estimated amortization periods. These assumptions likely will change as Lantronix completes, with the assistance of a third-party appraiser, a valuation of Intrinsyc’s identifiable intangible assets.

The amortization period for each finite-lived intangible asset is estimated based on analyses of the expected cash flows generated by each respective intangible asset. Complete analyses may take additional time to complete after the closing of the acquisition. Lantronix does not, on the date hereof, have sufficient information as to the amount, timing and risk of cash flows of all these intangible assets. Some of the more significant assumptions inherent in the development of intangible asset values and the amortization period estimates, from the perspective of a market participant, include: the amount and timing of projected future cash flows (including revenue, cost of sales, research and development costs, sales and marketing expenses, and working capital/contributory asset charges), effect from Intrinsyc’s existing royalty and other arrangements, the discount rate selected to measure the risks inherent in the future cash flows, and the assessment of the asset’s life cycle and the competitive trends impacting the asset, as well as other factors.

An increase or decrease of 10% of the preliminary estimated fair value of finite-lived identifiable intangible assets, or approximately $1.3 million, is reasonably possible. A fair value increase or decrease of this magnitude would also result in corresponding increase or decrease to goodwill.

(g)	Amount represents the adjustment to state deferred revenue at its estimated fair value.

(h)	Goodwill is calculated as the difference between the assumed acquisition date fair value of the consideration to be paid and the estimated values assigned to the assets acquired and liabilities assumed. Goodwill is not amortized and instead will be tested for impairment at least annually and whenever events or circumstances occur that may indicate a possible impairment. The factors that contributed to a purchase consideration resulting in the recognition of goodwill include Lantronix’s belief the merger will create a more diverse company with additional technologies that will enable the combined company to expand its product offerings and Lantronix’s belief that the combined company is committed to improving cost structures and combined efforts after the merger should result in a realization of cost savings and an improvement in overall efficiencies.

(i)	Amounts on the unaudited pro forma condensed combined statement of operations represent pro forma adjustments to reverse acquisition-related costs included in the historical financial statements of Lantronix and Intrinsyc, which are not expected to have a continuing impact on the combined results. Acquisition-related costs consist primarily of consulting, due diligence, and legal fees paid in connection with the acquisitions of Intrinsyc and Maestro.

(j)	Amount represents the elimination of amortization expense recorded in Maestro's historical statement of operations.

(k)	Amount represents the net increase to interest expense resulting from interest on the new Term Loan Facility to finance the acquisition of Intrinsyc, the amortization of related debt issuance costs, and foregone interest income calculated based upon the purchase consideration at an estimated interest rate of 1.9% earned on Lantronix’s cash and cash equivalents.

(l)	Due to valuation allowances on Lantronix’s net deferred tax assets, the unaudited pro forma condensed combined statement of operations does not reflect a statutory rate income tax adjustment for pro forma purposes.

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(m)	Amount reflects total estimated cash consideration used in the acquisition of Intrinsyc.

(n)	Amount represents the payment of the estimated transaction costs for the acquisition of Intrinsyc.

(o)	Amount represents the elimination of the historical equity of Intrinsyc.

(p)	Amount represents the issuance of Lantronix common shares at an estimated value of $15.6 million to finance the acquisition of Intrinsyc.

(q)	Amount represents the increase in the weighted average shares in connection with the issuance of approximately 4,278,000 Lantronix common shares to finance the acquisition of Intrinsyc.

(r)	The preliminary fair value and allocation of identifiable intangible assets of Maestro and their estimated useful lives are as follows (dollar amounts in thousands):

			Amortization Expense for the Year Ended June 30, 2019
	Preliminary Estimated Asset Fair Value	Weighted Average Useful Life (Years)	Based on the Preliminary Allocation of Identifiable Intangible Assets	Effect of a 10% Increase to the Preliminary Allocation	Effect of a 10% Decrease to the Weighted Average Useful Life
Developed technology	$1,530	5	$284	$28	$32
Customer relationship	100	2	50	5	6
Order backlog	110	1	110	11	–
Trade name	140	1	140	14	–
Non-compete agreements	30	2	15	2	2
	$1,910		$599	$60	$68

(s)	Amount represents the foregone interest income calculated based upon the purchase consideration for Maestro at an estimated interest rate of 1.9% earned on Lantronix’s cash and cash equivalents.

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